     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 12, 1997

                                                      REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                    WASHINGTON REAL ESTATE INVESTMENT TRUST
             (Exact name of Registrant as specified in its charter)

                           MARYLAND                                                       53-0261100
               (State or other jurisdiction of                                         (I.R.S. Employer
                incorporation or organization)                                       Identification No.)

                            ------------------------
                            10400 CONNECTICUT AVENUE
                           KENSINGTON, MARYLAND 20895
                                 (301) 929-5900
  (Address, including zip code, and telephone number of Registrant's principal executive offices)
                         ------------------------------
                              MR. LARRY E. FINGER
                           SENIOR VICE PRESIDENT AND
                            CHIEF FINANCIAL OFFICER
                            10400 CONNECTICUT AVENUE
                           KENSINGTON, MARYLAND 20895
                                 (301) 929-5900
 (Name, address, including zip code, and telephone number of agent for service)
                         ------------------------------

      THE COMMISSION IS REQUESTED TO SEND COPIES OF ALL COMMUNICATIONS TO:

       JEFFREY E. JORDAN, ESQ.                 CATHERINE S. GALLAGHER, ESQ.
   Arent Fox Kintner Plotkin & Kahn               Andrews & Kurth L.L.P.
    1050 Connecticut Avenue, N.W.             1701 Pennsylvania Avenue, N.W.
        Washington, D.C. 20036                    Washington, D.C. 20006
            (202) 857-6473                            (202) 662-2700

                            ------------------------
          APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC:
  FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT AS
               DETERMINED BY MARKET CONDITIONS AND OTHER FACTORS.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earliest effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earliest effective registration statement for the same offering. / /

    If the delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. /X/
                         ------------------------------

                        CALCULATION OF REGISTRATION FEE

                                                        AGGREGATE        PROPOSED MAXIMUM    PROPOSED MAXIMUM
              TITLE OF EACH CLASS OF                   AMOUNT TO BE     OFFERING PRICE PER  AGGREGATE OFFERING      AMOUNT OF
          SECURITIES TO BE REGISTERED(1)              REGISTERED(2)          UNIT(3)           PRICE(2)(3)       REGISTRATION FEE
Debt Securities                                     )                   )                   )
Preferred Shares (4)..............................  )$200,000,000       )    (6)            )$200,000,000       $60,607(7)
Common Shares (5).................................  )                   )                   )
Common Share Warrants (5).........................  )                   )                   )

(1) This Registration Statement also covers delayed delivery contracts which may be issued by the Registrant under which the party purchasing such contracts may be required to purchase Debt Securities, Preferred Shares or Common Shares. Such contracts may be issued together with the Offered Securities to which they relate. In addition, Offered Securities registered hereunder may be sold separately, together or as units with other Offered Securities registered hereunder.

(2) In U.S. Dollars or the equivalent thereof denominated in one or more foreign currencies or units of two or more foreign currencies or composite currencies (such as European Currency Units).

(3) Estimated solely for purposes of calculating the registration fee. No separate consideration will be received for Preferred Shares or Common Shares that are issued upon conversion of Debt Securities or Preferred Shares registered hereunder. The aggregate maximum public offering price of all Offered Securities issued pursuant to this Registration Statement will not exceed $200,000,000.

(4) Such indeterminate number of Preferred Shares as may from time to time be issued at indeterminate prices or issuable upon conversion of Debt Securities registered hereunder.

(5) Such indeterminate number of Common Shares as may from time to time be issued at indeterminate prices or issuable upon conversion of Debt Securities or Preferred Shares registered hereunder or upon exercise of Common Share Warrants registered hereunder, as the case may be.

(6) Omitted pursuant to General Instruction II.D of Form S-3 under the Securities Act of 1933, as amended.

(7) Calculated pursuant to Rule 457(o) of the rules and regulations under the Securities Act of 1933, as amended.
                         ------------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                  SUBJECT TO COMPLETION, DATED MARCH 12, 1997

PROSPECTUS
[WRIT LOGO]

                                  $200,000,000
                    WASHINGTON REAL ESTATE INVESTMENT TRUST
                                DEBT SECURITIES
                                PREFERRED SHARES
                                 COMMON SHARES
                             COMMON SHARE WARRANTS
                             ---------------------

    Washington Real Estate Investment Trust ("WRIT" or the "Trust") intends to issue from time to time its (i) unsecured senior or subordinated debt securities (the "Debt Securities"), (ii) preferred shares of beneficial interest, $.01 par value per share ("Preferred Shares"), (iii) common shares of beneficial interest, $.01 par value per share ("Common Shares"), and/or (iv) warrants to purchase Common Shares ("Common Share Warrants"), having an aggregate initial public offering price not to exceed $200,000,000 or the equivalent thereof in one or more foreign currencies or composite currencies, including European Currency Units, on terms to be determined at the time of sale. The Debt Securities, the Preferred Shares, the Common Shares and the Common Share Warrants offered hereby (collectively, the "Offered Securities") may be offered, separately or as units with other Offered Securities, in separate series or amounts, at prices and on terms to be determined at the time of sale and to be set forth in a supplement to this Prospectus (a "Prospectus Supplement.")

    The Debt Securities will be direct unsecured obligations of the Trust and may be either senior Debt Securities ("Senior Securities") or subordinated Debt Securities ("Subordinated Securities"). The Senior Securities will rank equally with all other unsecured and unsubordinated indebtedness of the Trust. The Subordinated Securities will be subordinated to all existing and future Senior Debt of the Trust, as defined. See "Description of Debt Securities."

    The specific terms of the Offered Securities in respect of which this Prospectus is being delivered will be set forth in the applicable Prospectus Supplement and will include, where applicable, (i) in the case of Debt Securities, the specific title, aggregate principal amount, currency, denominations, maturity, priority, interest rate, time of payment of interest, terms of redemption at the option of the Trust or repayment at the option of the holder or for sinking fund payments, terms for conversion into or exchange for other Offered Securities and the initial public offering price; (ii) in the case of Preferred Shares, the series designation and the number of shares and the dividend, liquidation, redemption, conversion, voting and other rights and the initial public offering price; (iii) in the case of Common Shares, the initial public offering price; (iv) in the case of Common Share Warrants, the duration, offering price, exercise price and detachability; and (v) in the case of all Offered Securities, whether such Offered Securities will be offered separately or as a unit with other Offered Securities. In addition, such specific terms may include limitations on direct or beneficial ownership and restrictions on transfer of the Offered Securities, in each case as may be appropriate to preserve the status of the Trust as a qualified real estate investment trust ("REIT") under the Internal Revenue Code of 1986, as amended (the "Code").

    The applicable Prospectus Supplement will also contain information, where applicable, about certain United States federal income tax considerations relating to, and any listing on a securities exchange of, the Offered Securities covered by such Prospectus Supplement.

    The Offered Securities may be offered directly, through agents designated from time to time by the Trust or to or through underwriters or dealers. If any agents or underwriters are involved in the sale of any of the Offered Securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in an accompanying Prospectus Supplement. See "Plan of Distribution." No Offered Securities may be sold without delivery of a Prospectus Supplement describing the method and terms of the offering of such series of Offered Securities.
                            ------------------------
 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
     EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
         PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
            REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                            ------------------------

THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE
    MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.
                            ------------------------

                  The date of this Prospectus is       , 1997

                             AVAILABLE INFORMATION

    The Trust is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Trust can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's Regional Offices at 7 World Trade Center, Suite 1300, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Such filings are also available from commercial document retrieval services and from the Commission's site on the World Wide Web located at www.sec.gov. The Common Shares are listed on the American Stock Exchange, 86 Trinity Place, New York, New York 10005 and reports, proxy statements and other information filed by the Trust can be inspected at such Exchange.

    The Trust has filed a registration statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Offered Securities. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is made to the Registration Statement.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The Trust hereby incorporates by reference the following documents filed with the Commission pursuant to the Exchange Act:

        1. The Trust's Annual Report on Form 10-K for the year ended December 31, 1996.

        2. The Trust's Proxy Statement dated April 22, 1996

        3. The Trust's Current Report on Form 8-K dated May 31, 1996, as amended by Amendment No. 1 dated July 25, 1996.

        4. The Trust's Form 8-B dated July 10, 1996.

    Each document filed subsequent to the date of this Prospectus pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and prior to termination of the offering of all Offered Securities to which this Prospectus relates shall be deemed to be incorporated by reference in this Prospectus and shall be a part hereof from the date of filing of such document. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus (in the case of a statement in a previously-filed document incorporated or deemed to be incorporated by reference herein), in any accompanying Prospectus Supplement relating to a specific offering of Offered Securities or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus or any accompanying Prospectus Supplement. Subject to the foregoing, all information appearing in this Prospectus and each accompanying Prospectus Supplement is qualified in its entirety by the information appearing in the documents incorporated by reference.

    The Trust will provide without charge to each person to whom a copy of this Prospectus is delivered, upon their written or oral request, a copy of any or all of the documents incorporated herein by reference (other than exhibits to such documents). Written requests for such copies should be addressed to Larry
E. Finger, Washington Real Estate Investment Trust, 10400 Connecticut Avenue, Kensington, Maryland 20895, telephone (301) 929-5900 or (800) 565-9748.

                               TABLE OF CONTENTS

                                                                                            PAGE
                                                                                            -----
Available Information..................................................................           2
Incorporation of Certain Documents by Reference........................................           2
The Trust..............................................................................           4
Use of Proceeds........................................................................           4
Ratios of Earnings to Fixed Charges....................................................           4
Description of Debt Securities.........................................................           5
Description of Shares..................................................................          20
Description of Common Share Warrants...................................................          26
Plan of Distribution...................................................................          27
Legal Opinions.........................................................................          27
Experts................................................................................          28

                                   THE TRUST

    The Trust is an equity real estate investment trust investing in income producing properties in the Mid-Atlantic area with a principal focus in the greater Washington-Baltimore region. The Trust owns a diversified portfolio of 49 properties consisting of 16 office buildings, 12 shopping centers, 7 high-rise apartment buildings and 14 industrial distribution properties.

    WRIT's principal objective is to increase operating income by investing in high quality real estate with strong growth potential in prime locations and aggressively managing these properties with active leasing and capital improvement programs. The percentage leased at December 31, 1996 for the Trust's properties was 94% for office buildings, 91% for shopping centers, 98% for apartment buildings and 97% for industrial distribution properties.

    Total debt (all medium term) on December 31, 1996 was $113,000,000, which represented approximately 17% of the market capitalization of the Trust.

    In 1995, the Trust organized WRIT Limited Partnership (the "Partnership") to assist the Trust in competing for acquisition of properties that meet the Trust's objectives from sellers who may wish to defer taxation of gain realized on sale through an exchange of partnership interests.

    WRIT's income from operations per share has increased for 31 consecutive years. WRIT concentrates on increasing its income from operations and funds from operations to achieve its objective of paying increasing dividends to its shareholders. Consecutive quarterly dividends have been paid for 35 years, and the annual dividend paid has increased every year for the last 26 years.

    The Trust is a Maryland real estate investment trust, successor to a trust founded in 1960. The principal offices of the Trust are located at 10400 Connecticut Avenue, Kensington, Maryland 20895, telephone (301) 929-5900 or
(800) 565-9748.

                                USE OF PROCEEDS

    Unless otherwise specified in the applicable Prospectus Supplement, the Trust intends to use the net proceeds from the sale of Offered Securities for general business purposes, including the acquisition and/ or renovation, expansion or improvement of income-producing properties or the repayment of indebtedness. It is expected that properties purchased in the future will be of the same general character as those presently held by the Trust. Pending such uses, the net proceeds may be invested in short- term income producing investments such as commercial paper, government securities or money market funds that invest in government securities.

                      RATIOS OF EARNINGS TO FIXED CHARGES

    The following table sets forth the Trust's ratios of earnings to fixed charges for the periods shown:

               YEAR ENDED DECEMBER 31,
-----------------------------------------------------
  1996       1995       1994       1993       1992
---------  ---------  ---------  ---------  ---------
    6.11x     12.95x     38.65x    366.95x     45.13x

    The ratios of earnings to fixed charges were computed by dividing earnings by fixed charges. For this purpose, earnings consist of income from continuing operations plus fixed charges. Fixed charges consist of interest expense (including interest costs capitalized) and the amortization of debt issuance costs.

                         DESCRIPTION OF DEBT SECURITIES

GENERAL

    The Senior Securities will be issued under an indenture dated as of August 1, 1996, as supplemented from time to time (the "Senior Indenture") between the Trust and The First National Bank of Chicago, as trustee (the "Senior Indenture Trustee"), and the Subordinated Securities will be issued under an indenture (the "Subordinated Indenture"), between the Trust and a commercial bank to be selected (the "Subordinated Indenture Trustee"). The term "Indenture Trustee," as used herein, shall refer to the Senior Indenture Trustee or the Subordinated Indenture Trustee, as appropriate. The Senior Indenture and the form of the Subordinated Indenture (being sometimes referred to herein collectively as the "Indentures" and individually as an "Indenture") are filed as exhibits to the Registration Statement to which this Prospectus is a part and will be available for inspection at the corporate trust offices of the Senior Indenture Trustee and the Subordinated Indenture Trustee, or as described under "Available Information." The Indentures are subject to and governed by the Trust Indenture Act of 1939, as amended (the "TIA"). The statements made under this heading relating to the Debt Securities and the Indentures are summaries of the provisions thereof and do not purport to be complete and are qualified in their entirety by reference to the Indentures and the Debt Securities. All Section references herein are to sections of the Indentures, and capitalized terms used but not defined herein shall have the respective meanings set forth in the Indentures and the Debt Securities.

TERMS

    The Debt Securities will be direct, unsecured obligations of the Trust. The indebtedness represented by the Senior Securities will rank equally with all other unsecured and unsubordinated indebtedness of the Trust. The indebtedness represented by the Subordinated Securities will be subordinated in right of payment to the prior payment in full of the Senior Debt of the Trust, as described under "Subordination." Each Indenture provides that the Debt Securities may be issued without limit as to aggregate principal amount, in one or more series, in each case as established from time to time in or pursuant to authority granted by a resolution of the Board of Trustees of the Trust or as established in one or more indentures supplemental to such Indenture. Debt Securities may be issued with terms different from those of Debt Securities previously issued. All Debt Securities of one series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of the holders of the Debt Securities of such series, for issuances of additional Debt Securities of such series (Section 301 of each Indenture).

    Each Indenture provides that there may be more than one Indenture Trustee thereunder, each with respect to one or more series of Debt Securities. Any Indenture Trustee under either Indenture may resign or be removed with respect to one or more series of Debt Securities, and a successor Indenture Trustee may be appointed to act with respect to such series (Section 608 of each Indenture). In the event that two or more persons are acting as Indenture Trustee with respect to different series of Debt Securities, each such Indenture Trustee shall be an Indenture Trustee of a trust under the applicable Indenture separate and apart from the trust administered by any other Indenture Trustee (Section 609 of each Indenture), and, except as otherwise indicated herein, any action described herein to be taken by an Indenture Trustee may be taken by each such Indenture Trustee with respect to, and only with respect to, the one or more series of Debt Securities for which it is Indenture Trustee under the applicable Indenture.

    The Prospectus Supplement relating to the series of Debt Securities being offered will contain the specific terms thereof, including:

       (1) The title of such Debt Securities and whether such Debt Securities are Senior Securities or Subordinated Securities;

       (2) The aggregate principal amount of such Debt Securities and any limit on such principal amount;

       (3) The percentage of the principal amount at which such Debt Securities will be issued and, if other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or (if applicable) the portion of the principal amount of such Debt Securities that is convertible into Common Shares or Preferred Shares, or the method by which any such portion shall be determined;

       (4) If convertible, in connection with the preservation of the Trust's status as a REIT, any applicable limitations on the ownership or transferability of the Common Shares or Preferred Shares into which such Debt Securities are convertible:

       (5) The date or dates, or the method for determining such date or dates, on which the principal of such Debt Securities will be payable and the amount of principal payable thereon;

       (6) The rate or rates (which may be fixed or variable) at which such Debt Securities will bear interest, if any, or the method by which such rate or rates shall be determined, the date or dates, or the method for determining such date or dates, from which any such interest will accrue, the dates on which any such interest will be payable, the record dates for such interest payment dates, or the method by which such dates shall be determined, the persons to whom such interest shall be payable, and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months;

       (7) The place or places where the principal of (and premium, if any) and interest, if any, on such Debt Securities will be payable, where such Debt Securities may be surrendered for registration of transfer or exchange and where notices or demands to or upon the Trust in respect of such Debt Securities and the applicable Indenture may be served;

       (8) The period or periods within which, the price or prices at which, the currency or currencies, currency units or units or composite currency or currencies in which, and other terms and conditions upon which such Debt Securities may be redeemed, as a whole or in part, at the option of the Trust, if the Trust is to have such an option;

       (9) The obligation, if any, of the Trust to redeem, repay or purchase such Debt Securities pursuant to any sinking fund or analogous provision or at the option of a holder thereof, and the period or periods within which or the date or dates on which, the price or prices at which, the currency or currencies, currency unit or units or composite currency or currencies in which, and other terms and conditions upon which such Debt Securities will be redeemed, repaid or purchased, as a whole or in part, pursuant to such obligation;

       (10) If other than U.S. dollars, the currency or currencies in which such Debt Securities will be denominated and payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the terms and conditions relating thereto;

       (11) Whether the amount of payments of principal of (and premium, if any) or interest, if any, on such Debt Securities may be determined with reference to an index, formula or other method (which index, formula or method may, but need not be, based on a currency, currencies, currency unit or units or composite currency or currencies) and the manner in which such amounts shall be determined;

       (12) Whether the principal of (and premium, if any) or interest on such Debt Securities are to be payable, at the election of the Trust or a holder thereof, in a currency, or currencies, currency unit or units or composite currency or currencies other than that in which such Debt Securities are denominated or stated to be payable, the period or periods within which, and the terms and conditions upon which, such election may be made, and the time and manner of, and identity of the exchange rate agent with responsibility for, determining the exchange rate between the currency or currencies, currency unit or units or composite currency or currencies in which such Debt Securities are denominated or stated to be payable and the currency or currencies, currency unit or units or composite currency or currencies in which such Debt Securities are to be payable;

       (13) Provisions, if any, granting special rights to the holders of such Debt Securities upon the occurrence of such events as may be specified;

       (14) Any deletions from, modifications of or additions to the Events of Default or covenants of the Trust with respect to such Debt Securities, whether or not such Events of Default or covenants are consistent with the Events of Default or covenants set forth in the applicable Indenture.

       (15) Whether such Debt Securities will be issued in certificated or book-entry form;

       (16) Whether such Debt Securities will be in registered or bearer form and, if in registered form, the denominations thereof if other than $1,000 and any integral multiple thereof and, if in bearer form, the denominations thereof and terms and conditions relating thereto;

       (17) The applicability, if any, of the defeasance and covenant defeasance provisions described herein, or any modification thereof;

       (18) Whether and under what circumstances the Trust will pay any Additional Amounts as contemplated in the applicable Indenture on such Debt Securities in respect of any tax, assessment or governmental charge and, if so, whether the Trust will have the option to redeem such Debt Securities in lieu of making such payment; and

       (19) Any other terms of such Debt Securities not inconsistent with the provisions of the applicable Indenture (Section 301 of each Indenture).

    The Debt Securities may provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity thereof ("Original Issue Discount Securities"). Special U.S. federal income tax, accounting and other considerations applicable to Original Issue Discount Securities will be described in the applicable Prospectus Supplement.

    Except as set forth below under "--Certain Covenants" and as may be set forth in any Prospectus Supplement, the Indentures will not contain any provisions that would limit the ability of the Trust to incur indebtedness or that would afford holders of Debt Securities protection in the event of a highly leveraged or similar transaction involving the Trust or in the event of a change of control. Reference is made to the applicable Prospectus Supplement for information with respect to any deletions from, modifications of, or additions to the events of default or covenants of the Trust that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

DENOMINATIONS, INTEREST, REGISTRATION AND TRANSFER

    Unless otherwise described in the applicable Prospectus Supplement, the Debt Securities of any series issued in registered form will be issuable in denominations of $1,000 and integral multiples thereof. Unless otherwise specified in the applicable Prospectus Supplement, the Debt Securities of any series issued in bearer form will be issuable in denominations of $5,000. (Section 302 of each Indenture).

    Unless otherwise specified in the applicable Prospectus Supplement, the principal of (and premium, if any) and interest on any series of Senior Securities will be payable at the corporate trust office of the Senior Indenture Trustee, which initially shall be c/o First Chicago Trust Company of New York, 14 Wall Street, Eighth Floor, New York, New York 10005 and the principal of (and premium, if any) and interest on any series of Subordinated Securities will be payable at the corporate trust office of the Subordinated Indenture Trustee; provided that, at the option of the Trust, payment of interest on any series of Debt Securities may be made by check mailed to the address of the Person entitled thereto as it appears in the applicable register for such Debt Securities or by wire transfer of funds to such person at an account maintained within the United States (Sections 301, 307 and 1002 of each Indenture).

    Any interest not punctually paid or duly provided for on any interest payment date with respect to a Debt Security ("Defaulted Interest") will forthwith cease to be payable to the holder on the applicable Regular Record Date and may either be paid to the Person in whose name such Security is registered at the close of business on a special record date (the "Special Record Date") for the payment of such Defaulted Interest to be fixed by the Indenture Trustee, notice whereof shall be given to the holder of such Debt Security not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner, all as more completely described in the applicable Indenture (Section 307 of each Indenture).

    Subject to certain limitations imposed upon Debt Securities issued in book-entry form, the Debt Securities of any series will be exchangeable for other Debt Securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations upon surrender of such Debt Securities at the corporate trust office of the applicable Indenture Trustee referred to above. In addition, subject to certain limitations imposed upon Debt Securities issued in book-entry form, the Debt Securities of any series may be surrendered for conversion, registration of transfer or exchange thereof at the corporate trust office of the applicable Indenture Trustee. Every Debt Security surrendered for conversion, registration of transfer or exchange must be duly endorsed or accompanied by a written instrument of transfer. No service charge will be made for any registration of transfer or exchange of any Debt Securities, but the Trust may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith (Section 305 of each Indenture). If the applicable Prospectus Supplement refers to any transfer agent (in addition to the applicable Indenture Trustee) initially designated by the Trust with respect to any series of Debt Securities, the Trust may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that the Trust will be required to maintain a transfer agent in each place of payment for such series. The Trust may at any time designate additional transfer agents with respect to any series of Debt Securities (Section 1002 of each Indenture).

    Neither the Trust nor either Indenture Trustee shall be required to (i) issue, register the transfer of or exchange Debt Securities of any series during a period beginning at the opening of business 15 days before any selection of Debt Securities of that series to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption; (ii) register the transfer of or exchange any Debt Security, or portion thereof, called for redemption, except the unredeemed portion of any Debt Security being redeemed in part; or (iii) issue, register the transfer of or exchange any Debt Security that has been surrendered for repayment at the option of the holder, except the portion, if any, of such Debt Security not to be so repaid (Section 305 of each Indenture).

MERGER, CONSOLIDATION OR SALE

    The Trust will be permitted to consolidate with, or sell, lease or convey all or substantially all of its assets to, or merge with or into, any other entity provided that (a) either the Trust shall be the continuing entity, or the successor entity (if other than the Trust) formed by or resulting from any such consolidation or merger or which shall have received the transfer of such assets shall expressly assume payment of the principal of (and premium, if any) and interest on all of the Debt Securities and the due and punctual performance and observance of all of the covenants and conditions contained in each Indenture;
(b) immediately after giving effect to such transaction and treating any indebtedness that becomes an obligation of the Trust or any Subsidiary as a result thereof as having been incurred by the Trust or such Subsidiary at the time of such transaction, no Event of Default under an Indenture, and no event which, after notice or the lapse of time, or both, would become such an Event of Default, shall have occurred and be continuing; and (c) an officer's certificate and legal opinion covering such conditions shall be delivered to the Indenture Trustee (Sections 801 and 803 of each Indenture).

CERTAIN COVENANTS

    SENIOR INDENTURE LIMITATIONS ON INCURRENCE OF DEBT. The Senior Indenture provides that the Trust will not, and will not permit any Subsidiary to, incur any Debt (as defined below) if, immediately after giving effect to the incurrence of such Debt and the application of the proceeds thereof, the aggregate principal amount of all outstanding Debt of the Trust and its Subsidiaries on a consolidated basis determined in accordance with generally accepted accounting principles is greater than 60% of the sum of (without duplication) (i) the Trust's Total Assets as of the end of the calendar quarter covered in the Trust's Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the Commission (or, if such filing is not permitted under the Exchange Act, with the Indenture Trustee) prior to the incurrence of such additional Debt and (ii) any increase in the Trust's Total Assets since the end of such quarter including, without limitation, any increase in Total Assets resulting from the incurrence of such additional Debt (such increase together with the Trust's Total Assets being referred to as "Adjusted Total Assets") (Section 1011 of the Senior Indenture).

    In addition to the foregoing limitation on the incurrence of Debt, the Senior Indenture provides that the Trust will not, and will not permit any Subsidiary to, incur any Debt secured by any mortgage, lien, charge, pledge, encumbrance or security interest of any kind upon any of the property of the Trust or any Subsidiary ("Secured Debt"), whether owned at the date of the Senior Indenture or thereafter acquired, if, immediately after giving effect to the incurrence of such additional Secured Debt and the application of the proceeds thereof, the aggregate principal amount of all outstanding Secured Debt of the Trust and its Subsidiaries on a consolidated basis is greater than 40% of the Trust's Adjusted Total Assets (Section 1011 of the Senior Indenture).

    In addition to the foregoing limitations on the incurrence of Debt, the Senior Indenture provides that the Trust will not, and will not permit any Subsidiary to, incur any Debt if the ratio of Consolidated Income Available for Debt Service (as defined below) to the Annual Service Charge (as defined below) for the four consecutive fiscal quarters most recently ended prior to the date on which such additional Debt is to be incurred shall have been less than 1.5 to 1.0, on a pro forma basis after giving effect thereto and to the application of the proceeds therefrom, and calculated on the assumption that (i) such Debt and any other Debt incurred by the Trust and its Subsidiaries since the first day of such four-quarter period and the application of the proceeds therefrom, including to refinance other Debt, had occurred at the beginning of such period;
(ii) the repayment or retirement of any other Debt by the Trust and its Subsidiaries since the first day of such four-quarter period had been incurred, repaid or retired at the beginning of such period (except that, in making such computation, the amount of Debt under any revolving credit facility shall be computed based upon the average daily balance of such Debt during such period);
(iii) in the case of Acquired Debt (as defined below) or Debt incurred in connection with any acquisition since the first day of such four-quarter period, the related acquisition had occurred as of the first day of such period with the appropriate adjustments with respect to such acquisition being included in such pro forma calculation; and (iv) in the case of any acquisition or disposition by the Trust or its Subsidiaries of any asset or group of assets since the first day of such four-quarter period, whether by merger, stock purchase or sale, or asset purchase or sale, such acquisition or disposition or any related repayment of Debt had occurred as of the first day of such period with the appropriate adjustments with respect to such acquisition or disposition being included in such pro forma calculation (Section 1011 of the Senior Indenture).

    For purposes of the foregoing provisions regarding the limitation on the incurrence of Debt, Debt shall be deemed to be "incurred" by the Trust or a Subsidiary whenever the Trust or such Subsidiary shall create, assume, guarantee or otherwise become liable in respect thereof.

    MAINTENANCE OF TOTAL UNENCUMBERED ASSETS. The Senior Indenture also provides that the Trust is required to maintain Total Unencumbered Assets (as defined below) of not less than 150% of the aggregate outstanding principal amount of the Unsecured Debt (as defined below) of the Trust (Section 1012 of the Senior Indenture).

    As used herein:

    "ACQUIRED DEBT" means Debt of a Person (i) existing at the time such Person becomes a Subsidiary or (ii) assumed in connection with the acquisition of assets from such Person, in each case, other than Debt incurred in connection with, or in contemplation of, such Person becoming a Subsidiary or such acquisition. Acquired Debt shall be deemed to be incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Subsidiary.

    "ANNUAL SERVICE CHARGE" as of any date means the maximum amount which is payable in any period for interest on, and original issue discount of, Debt of the Trust and its Subsidiaries.

    "CAPITAL STOCK" means, with respect to any Person, any capital stock (including preferred stock), shares, interests, participations or other ownership interests (however designated) of such Person and any rights (other than debt securities convertible into or exchangeable for corporate stock), warrants or options to purchase any thereof.

    "CONSOLIDATED INCOME AVAILABLE FOR DEBT SERVICE" for any period means Consolidated Net Income (as defined below) of the Trust and its Subsidiaries (i) plus amounts which have been deducted for (a) interest on Debt of the Trust and its Subsidiaries, (b) provision for taxes of the Trust and its Subsidiaries based on income, (c) amortization of debt discount, (d) depreciation and amortization, (e) the effect of any noncash charge resulting from a change in accounting principles in determining Consolidated Net Income for such period,
(f) amortization of deferred charges and (g) provision for or realized losses on properties and (ii) less amounts which have been included for gains on disposition of properties.

    "CONSOLIDATED NET INCOME" for any period means the amount of consolidated net income (or loss) of the Trust and its Subsidiaries for such period determined on a consolidated basis in accordance with generally accepted accounting principles.

    "DEBT" of the Trust or any Subsidiary means any indebtedness of the Trust or any Subsidiary, whether or not contingent, in respect of (i) borrowed money evidenced by bonds, notes, debentures or similar instruments, (ii) indebtedness secured by any mortgage, pledge, lien, charge, encumbrance or any security interest existing on property owned by the Trust or any Subsidiary, (iii) the reimbursement obligations, contingent or otherwise, in connection with any letters of credit actually issued or amounts representing the balance deferred and unpaid of the purchase price of any property except any such balance that constitutes an accrued expense or trade payable, or all conditional sale obligations or obligations under any title retention agreement, (iv) the principal amount of all obligations of the Trust or any Subsidiary with respect to redemption, repayment or other repurchase of any Disqualified Stock, or (v) any lease of property by the Trust or any Subsidiary as lessee which is reflected in the Trust's consolidated balance sheet as a capitalized lease in accordance with generally accepted accounting principles to the extent, in the case of items of indebtedness under (i) through (iii) above, that any such items (other than letters of credit) would appear as a liability on the Trust's consolidated balance sheet in accordance with generally accepted accounting principles, and also includes, to the extent not otherwise included, any obligation by the Trust or any Subsidiary to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business), indebtedness of another person (other than the Trust or any Subsidiary).

    "DISQUALIFIED STOCK" means, with respect to any Person, any Capital Stock of such Person which by the terms of such Capital Stock (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable), upon the happening of any event or otherwise (i) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, (ii) is convertible into or exchangeable or exercisable for Debt or Disqualified Stock or (iii) is redeemable at the option of the holder thereof, in whole or in part, in each case on or prior to the Stated Maturity of the series of Debt Securities.

    "ENCUMBRANCE" means any mortgage, security interest, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other) or preference, priority or other security agreement, except: (i) liens for taxes
(a) which are not yet delinquent, (b) which are not in an aggregate amount, as to the Trust and all Subsidiaries, of greater than 10% of Total Assets or (c) which are being contested in good faith by all appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Trust or its Subsidiaries, as the case may be, in conformity with GAAP; (ii) carrier's, warehousemen's, mechanic's, materialmen's, repairmen's or other like liens (a) which are not in an aggregate amount, as to the Trust and all Subsidiaries, of greater than 10% of Total Assets, (b) which do not remain unsatisfied or undischarged for a period of more than 90 days or (c) which are being contested in good faith by all appropriate proceedings; (iii) pledges or deposits in connection with workers compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements; (iv) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business; and (v) easements, rights of way, restrictions, development orders, plats and other similar encumbrances.

    "SUBSIDIARY" means a corporation, partnership or limited liability company, a majority of the outstanding voting stock, partnership interests or membership interests, as the case may be, of which is owned or controlled, directly or indirectly, by the Trust or by one or more other Subsidiaries of the Trust. For the purposes of this definition, "voting stock" means stock having voting power for the election of directors, or trustees, as the case may be, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

    "TOTAL ASSETS" as of any date means the sum of (i) the Undepreciated Real Estate Assets and (ii) all other assets of the Trust and its Subsidiaries determined in accordance with generally accepted accounting principles (but excluding accounts receivable and intangibles).

    "TOTAL UNENCUMBERED ASSETS" means the sum of (i) those Undepreciated Real Estate Assets not subject to an Encumbrance and (ii) all other assets of the Trust and its Subsidiaries not subject to an Encumbrance determined in accordance with generally accepted accounting principles (but excluding accounts receivable and intangibles).

    "UNDEPRECIATED REAL ESTATE ASSETS" as of any date means the cost (original cost plus capital improvements) of real estate assets of the Trust and its Subsidiaries on such date, before depreciation and amortization, determined on a consolidated basis in accordance with generally accepted accounting principles.

    "UNSECURED DEBT" means Debt of the Trust or any Subsidiary which is not secured by any mortgage, lien, charge, pledge or security interest of any kind upon any of the properties owned by the Trust or any of its Subsidiaries.

    EXISTENCE. Except as permitted under "--Merger, Consolidation or Sale," the Trust will be required to do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights and franchises; provided, however, that the Trust shall not be required to preserve any right or franchise if it determines that the preservation thereof is no longer desirable in the conduct of its business (Section 1004 of each Indenture).

    MAINTENANCE OF PROPERTIES. The Trust will be required to cause all of its material properties used or useful in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Trust may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times (Section 1005 of each Indenture).

    INSURANCE. The Trust will be required to, and will be required to cause each of its Subsidiaries to, keep all of its insurable properties insured against loss or damage at least equal to their then full insurable value with insurers of recognized responsibility and, if described in the applicable Prospectus Supplement, having a specified rating from a recognized insurance rating service (Section 1006 of each Indenture).

    PAYMENT OF TAXES AND OTHER CLAIMS. The Trust will be required to pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all taxes, assessments and governmental charges levied or imposed upon it or any Subsidiary or upon the income, profits or property of the Trust or any Subsidiary, and (ii) all lawful claims for labor, materials and supplies, which, if unpaid, might by law become a material lien upon the property of the Trust or any Subsidiary; PROVIDED, HOWEVER, that the Trust shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith (Section 1007 of each Indenture).

    PROVISION OF FINANCIAL INFORMATION.  Whether or not the Trust is subject to
Section 13 or 15(d) of the Exchange Act, the Trust will be required, within 15 days of each of the respective dates by which the Trust would have been required to file annual reports, quarterly reports and other documents with the Commission if the Trust were so subject, to (i) transmit by mail to all holders of Debt Securities, as their names and addresses appear in the applicable register for such Debt Securities, without cost to such holders, copies of the annual reports, quarterly reports and other documents that the Trust would have been required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act if the Trust were subject to such sections, (ii) file with the applicable Indenture Trustee copies of the annual reports, quarterly reports and other documents that the Trust would have been required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act if the Trust were subject to such Sections, and (iii) promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of such documents to any prospective holder (Section 1008 of each Indenture).

    ADDITIONAL COVENANTS. Any additional covenants of the Trust with respect to any series of Debt Securities will be set forth in the Prospectus Supplement relating thereto.

EVENTS OF DEFAULT, NOTICE AND WAIVER

    Each Indenture provides that the following events are "Events of Default" with respect to any series of Debt Securities issued thereunder: (a) default for 30 days in the payment of any installment of interest or Additional Amounts payable on any Debt Security of such series; (b) default in the payment of principal of (or premium, if any, on) any Debt Security of such series at its maturity; (c) default in making any sinking fund payment as required for any Debt Security of such series; (d) default in the performance or breach of any other covenant or warranty of the Trust contained in the Indenture (other than a covenant added to the Indenture solely for the benefit of a series of Debt Securities issued thereunder other than such series), continued for 60 days after written notice as provided in the Indenture; (e) a default under any bond, debenture, note or other evidence of indebtedness for money borrowed by the Trust (including obligations under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles but not including any indebtedness or obligations for which recourse is limited to property purchased) in an aggregate principal amount in excess of $5,000,000 or under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Trust (including such leases, but not including such indebtedness or obligations for which recourse is limited to property purchased) in an aggregate principal amount in excess of $5,000,000, whether such indebtedness now exists or shall hereafter be created which default shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable or such obligations being accelerated, without such acceleration having been rescinded or annulled; (f) certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of the Trust or any Significant

Subsidiary of the Trust; and (g) any other event of default provided with respect to a particular series of Debt Securities (Section 501 of each Indenture). The term "Significant Subsidiary" means each significant subsidiary (as defined in Regulation S-X promulgated under the Securities Act) of the Trust.

    If an Event of Default under either Indenture with respect to Debt Securities of any series at the time outstanding occurs and is continuing, then in every such case the Indenture Trustee or the holders of not less than 25% in principal amount of the outstanding Securities of that series will have the right to declare the principal amount (or, if the Debt Securities of that series are Original Issue Discount Securities or Indexed Securities, such portion of the principal amount as may be specified in the terms thereof) of, and premium, if any, on all of the Debt Securities of that series to be due and payable immediately by written notice thereof to the Trust (and to the Indenture Trustee if given by the holders). However, at any time after such a declaration of acceleration with respect to Debt Securities of such series (or of all Debt Securities then outstanding under the applicable Indenture, as the case may be) has been made, but before a judgment or decree for payment of the money due has been obtained by the Indenture Trustee, the holders of not less than a majority in principal amount of outstanding Debt Securities of such series (or of all Debt Securities then outstanding under the applicable Indenture, as the case may
be) may rescind and annul such declaration and its consequences if (a) the Trust shall have deposited with the applicable Indenture Trustee all required payments of the principal of (and premium, if any) and interest, and any Additional Amounts, on the Debt Securities of such series (or of all Debt Securities then outstanding under the applicable Indenture, as the case may be), plus certain fees, expenses, disbursements and advances of such Indenture Trustee and (b) all Events of Default, other than the non-payment of accelerated principal (or specified portion thereof and the premium, if any) or interest, with respect to Debt Securities of such series (or of all Debt Securities then outstanding under the applicable Indenture, as the case may be) have been cured or waived as provided in the applicable Indenture (Section 502 of each Indenture). Each Indenture also provides that the holders of not less than a majority in principal amount of the outstanding Debt Securities of any series (or of all Debt Securities then outstanding under the applicable Indenture, as the case may
be) may waive any past default with respect to such series and its consequences, except a default (x) in the payment of the principal of (or premium, if any) or interest or Additional Amounts payable on any Debt Security of such series or
(y) in respect of a covenant or provision contained in the applicable Indenture that cannot be modified or amended without the consent of the holder of each outstanding Debt Security affected thereby (Section 513 of each Indenture).

    Each Indenture Trustee will be required to give notice to the holders of Debt Securities within 90 days of a default under the applicable Indenture unless such default shall have been cured or waived; PROVIDED, HOWEVER, that such Indenture Trustee may withhold notice to the holders of any series of Debt Securities of any default with respect to such series (except a default in the payment of the principal of (or premium, if any) or interest or Additional Amounts payable on any Debt Security of such series or in the payment of any sinking fund installment in respect of any Security of such series) if specified responsible officers of such Indenture Trustee consider such withholding to be in the interest of such holders (Section 601 of each Indenture).

    Each Indenture provides that no holders of Debt Securities of any series may institute any proceedings, judicial or otherwise, with respect to such Indenture or for any remedy thereunder, except in the cases of failure of the Indenture Trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an event of default from the holders of not less than 25% in principal amount of the outstanding Debt Securities of such series, as well as an offer of indemnity reasonably satisfactory to it (Section 507 of each Indenture). This provision will not prevent, however, any holder of Debt Securities from instituting suit for the enforcement of payment of the principal of (and premium, if any), interest on and Additional Amounts payable with respect to, such Debt Securities at the respective due dates thereof.

    Subject to provisions in each Indenture relating to its duties in case of default, each Indenture Trustee will not be under any obligation to exercise any of its rights or powers under the applicable Indenture at the request or direction of any holders of any series of Debt Securities then outstanding under such

Indenture, unless such holders shall have offered to the Indenture Trustee thereunder reasonable security or indemnity (Section 602 of each Indenture). The holders of not less than a majority in principal amount of the outstanding Debt Securities of any series (or of all Debt Securities then outstanding under the applicable Indenture, as the case may be) shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, or of exercising any trust or power conferred upon such Indenture Trustee. However, an Indenture Trustee may refuse to follow any direction which is in conflict with any law or the Indenture, which may involve the Indenture Trustee in personal liability or which may be unduly prejudicial to the holders of Debt Securities of such series not joining therein (Section 512 of each Indenture).

    Within 120 days after the close of each fiscal year, the Trust will be required to deliver to each Indenture Trustee a certificate, signed by one of several specified officers of the Trust, stating whether or not such officer has knowledge of any default under the applicable Indenture and, if so, specifying each such default and the nature and status thereof (Section 1009 of each Indenture).

MODIFICATION OF THE INDENTURES

    Modifications and amendments of either Indenture will be permitted to be made only with the consent of the holders of not less than a majority in principal amount of all outstanding Debt Securities issued under each Indenture which are affected by such modification or amendment; PROVIDED, HOWEVER, that no such modification or amendment may, without the consent of the holder of each such Debt Security affected thereby, (a) change the stated maturity of the principal of (or premium, if any) , or any installment of principal of or interest payable on, any such Debt Security; (b) reduce the principal amount of, or the rate or amount of interest on, or any premium payable on redemption of, or Additional Amounts payable with respect to, any such Debt Security, or reduce the amount of principal of an Original Issue Discount Security that would be due and payable upon declaration of acceleration of the maturity thereof or would be provable in bankruptcy, or adversely affect any right of repayment of the holder of any such Debt Security; (c) change the place of payment, or the coin or currency, for payment of principal of (and premium, if any), or interest on, or any Additional Amounts payable with respect to, any such Debt Security; (d) impair the right to institute suit for the enforcement of any payment on or with respect to any such Debt Security; (e) reduce the above-stated percentage of outstanding Debt Securities of any series necessary to modify or amend the applicable Indenture, to waive compliance with certain provisions thereof or certain defaults and consequences thereunder or to reduce the quorum or voting requirements set forth in the Indenture; or (f) modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect such action or to provide that certain other provisions may not be modified or waived without the consent of the holder of such Debt Security (Section 902 of each Indenture).

    The holders of not less than a majority in principal amount of outstanding Debt Securities issued under either Indenture will have the right to waive compliance by the Trust with certain covenants in such Indenture (Section 1013 of each Indenture).

    Modifications and amendments of each Indenture will be permitted to be made by the Trust and the applicable Indenture Trustee thereunder without the consent of any holder of Debt Securities for any of the following purposes: (i) to evidence the succession of another person to the Trust as obligor under the applicable Indenture; (ii) to add to the covenants of the Trust for the benefit of the holders of all or any series of Debt Securities or to surrender any right or power conferred upon the Trust in the applicable Indenture; (iii) to add events of default for the benefit of the holders of all or any series of Debt Securities; (iv) to add or change any provisions of the applicable Indenture to facilitate the issuance of, or to liberalize certain terms of, Debt Securities in bearer form, or to permit or facilitate the issuance of Debt Securities in uncertificated form, PROVIDED that such action shall not adversely affect the interests of the holders of the Debt Securities of any series in any material aspect; (v) to change or eliminate any provisions of the applicable Indenture, PROVIDED that any such change or elimination shall become effective only when there are no Debt Securities outstanding of any series created prior thereto which are entitled to the benefit of such provision; (vi) to secure the Debt Securities;
(vii) to establish the form or terms of Debt Securities of any series; (viii) to provide for the acceptance of appointment by a successor Indenture Trustee or facilitate the administration of the trusts under the applicable Indenture by more than one Indenture Trustee; (ix) to cure any ambiguity, defect or inconsistency in the applicable Indenture, PROVIDED that such action shall not adversely affect the interests of holders of Debt Securities of any series issued under such Indenture in any material respect; or (x) to supplement any of the provisions of such Indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of such Debt Securities, PROVIDED that such action shall not adversely affect the interests of the holders of the Debt Securities of any series in any material respect (Section 901 of each Indenture).

    Each Indenture provides that in determining whether the holders of the requisite principal amount of outstanding Debt Securities of a series have given any request, demand, authorization, direction, notice, consent or waiver thereunder or whether a quorum is present at a meeting of holders of Debt Securities, (i) the principal amount of an Original Issue Discount Security that shall be deemed to be outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon declaration of acceleration of the maturity thereof, (ii) the principal amount of any Debt Security denominated in a foreign currency that shall be deemed outstanding shall be the U.S. dollar equivalent, determined on the issue date for such Debt Security, of the principal amount (or, in the case of Original Issue Discount Security, the U.S. dollar equivalent on the issue date of such Debt Security of the amount determined as provided in (i) above), (iii) the principal amount of an Indexed Security that shall be deemed outstanding shall be the principal face amount of such Indexed Security at original issuance, unless otherwise provided with respect to such indexed security pursuant to
Section 301 of the Indenture, and (iv) Debt Securities owned by the Trust or any other obligor upon the Debt Securities or any affiliate of the Trust or of such other obligor shall be disregarded (Section 101 of each Indenture).

    Each Indenture contains provisions for convening meetings of the holders of Debt Securities of a series (Section 1501 of each Indenture). A meeting will be permitted to be called at any time by the applicable Indenture Trustee, and also, upon request, by the Trust or the holders of at least 10% in principal amount of the outstanding Debt Securities of such series, in any such case upon notice given as provided in the applicable Indenture (Section 1502 of each Indenture). Except for any consent that must be given by the holder of each Debt Security affected by certain modifications and amendments of the applicable Indenture, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding Debt Securities of that series; PROVIDED, HOWEVER, that, except as referred to above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less than a majority, in principal amount of the outstanding Debt Securities of a series may be adopted at a meeting or adjourned meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of such specified percentage in principal amount of the outstanding Debt Securities of that series. Any resolution passed or decision taken at any meeting of holders of Debt Securities of any series duly held in accordance with the applicable Indenture will be binding on all holders of Debt Securities of that series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the outstanding Debt Securities of a series; PROVIDED, HOWEVER, that if any action is to be taken at such meeting with respect to a consent or waiver which may be given by the holders of not less than a specified percentage in principal amount of the outstanding Debt Securities of a series, the persons holding or representing such specified percentage in principal amount of the outstanding Debt Securities of such series will constitute a quorum (Section 1504 of each Indenture).

    Notwithstanding the foregoing provisions, each Indenture provides that if any action is to be taken at a meeting of holders of Debt Securities of any series with respect to any request, demand, authorization, direction, notice, consent, waiver and other action that the Indenture expressly provides may be made, given or taken by the holders of a specified percentage in principal amount of all outstanding Debt Securities affected thereby, or of the holders of such series and one or more additional series: (i) there shall be no minimum quorum requirement for such meeting, and (ii) the principal amount of the outstanding Debt Securities of such series that vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action shall be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under the Indenture (Section 1504 of each Indenture).

SUBORDINATION

    Upon any distribution to creditors of the Trust in a liquidation, dissolution or reorganization, the payment of the principal of and interest on the Subordinated Securities will be subordinated to the extent provided in the Subordinated Indenture in right of payment to the prior payment in full of all Senior Debt (Sections 1601 and 1602 of the Subordinated Indenture), but the obligation of the Trust to make payment of the principal and interest on the Subordinated Securities will not otherwise be affected (Section 1608 of the Subordinated Indenture). No payment of principal or interest may be made on the Subordinated Securities at any time if a default on Senior Debt exists that permits the holders of such Senior Debt to accelerate its maturity and the default is the subject of judicial proceedings or the Trust receives notice of the default (Section 1603 of the Subordinated Indenture). After all Senior Debt is paid in full and until the Subordinated Securities are paid in full, holders will be subrogated to the rights of holders of Senior Debt to the extent that distributions otherwise payable to holders have been applied to the payment of Senior Debt (Section 1607 of the Subordinated Indenture). By reason of such subordination, in the event of a distribution of assets upon insolvency, certain general creditors of the Trust may recover more, ratably, than holders of the Subordinated Securities.

    Senior Debt is defined in the Subordinated Indenture as the principal of and interest on, or substantially similar payments to be made by the Trust in respect of, the following, whether outstanding at the date of execution of the Subordinated Indenture or thereafter incurred, created or assumed: (a) indebtedness of the Trust for money borrowed or represented by purchase-money obligations, (b) indebtedness of the Trust evidenced by notes, debentures, or bonds, or other securities issued under the provisions of an indenture, fiscal agency agreement or other instrument, (c) obligations of the Trust as lessee under leases of property either made as part of any sale and leaseback transaction to which the Trust is a party or otherwise, (d) indebtedness of partnerships and joint ventures that is included in the consolidated financial statements of the Trust, (e) indebtedness, obligations and liabilities of others in respect of which the Trust is liable contingently or otherwise to pay or advance money or property or as guarantor, endorser or otherwise or which the Trust has agreed to purchase or otherwise acquire and (f) any binding commitment of the Trust to fund any real estate investment or to fund any investment in any entity making such real estate investment, in each case other than (1) any such indebtedness, obligation or liability referred to in clauses (a) through (f) above as to which, in the instrument creating or evidencing the same pursuant to which the same is outstanding, it is provided that such indebtedness, obligation or liability is not superior in right of payment to the Subordinated Securities or ranks pari passu with the Subordinated Securities, (2) any such indebtedness, obligation or liability which is subordinated to indebtedness of the Trust, to substantially the same extent as or to a greater extent than the Subordinated Securities are subordinated and (3) the Subordinated Securities (Section 101 of the Subordinated Indenture). At December 31, 1996, Senior Debt aggregated approximately $113 million. There are no restrictions in the Subordinated Indenture upon the creation of additional Senior Debt. However, the Senior Indenture contains limitations on incurrence of indebtedness by the Trust. "See--Certain Covenants--Senior Indenture Limitations on Incurrence of Debt."

DISCHARGE, DEFEASANCE AND COVENANT DEFEASANCE

    Under each Indenture, the Trust may discharge certain obligations to holders of any series of Debt Securities issued thereunder that have not already been delivered to the applicable Indenture Trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the applicable Indenture Trustee, in trust, funds in such currency or currencies, currency unit or units or composite currency or currency in which such Debt Securities are payable in an amount sufficient to pay the entire indebtedness on such Debt Securities in respect of principal (and premium, if any) and interest and any Additional Amounts payable to the date of such deposit (if such Debt Securities have become due and payable) or to the stated maturity or redemption date, as the case may be (Section 401 of each Indenture).

    Each Indenture provides that, if the provisions of Article Fourteen thereof are made applicable to the Debt Securities of or within any series pursuant to
Section 301 of such Indenture, the Trust may elect either (a) to defease and be discharged from any and all obligations with respect to such Debt Securities (except for the obligation to pay Additional Amounts, if any, upon the occurrence of certain events of tax, assessment or governmental charge with respect to payments on such Debt Securities and the obligations to register the transfer or exchange of such Debt Securities, to replace temporary or mutilated, destroyed, lost or stolen Debt Securities, to maintain an office or agency in respect of such Debt Securities and to hold moneys for payment in trust) ("defeasance") (Section 1402 of each Indenture) or (b) to be released from its obligations with respect to such Debt Securities under Sections 1004 to 1008, inclusive, and Sections 1011 and 1012 under such Indenture (being the restrictions described under "--Certain Covenants") or, if provided pursuant to such Indenture, its obligations with respect to any other covenant, and any omission to comply with such obligations shall not constitute an event of default with respect to such Debt Securities ("covenant defeasance") (Section 1403 of each Indenture), in either case upon the irrevocable deposit by the Trust with the applicable Indenture Trustee, in trust, of an amount, in such currency or currencies, currency unit or units or composite currency or currencies in which such Debt Securities are payable at stated maturity, or Government Obligations (as defined below), or both, applicable to such Debt Securities which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) and interest on such Debt Securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor (Section 1404 of each Indenture).

    Such a trust will only be permitted to be established if, among other things, the Trust has delivered to the applicable Indenture Trustee an opinion of counsel (as specified in each Indenture) to the effect that the holders of such Debt Securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred, and such opinion of counsel, in the case of defeasance, will be required to refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable United States federal income tax law occurring after the date of such Indenture (Section 1404 of each Indenture).

    "Government Obligations" means securities which are (i) direct obligations of the United States of America or the government which issued the foreign currency in which the Debt Securities of a particular series are payable for the payment of which its full faith and credit is pledged or (ii) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America or the government which issued the foreign currency in which the Debt Securities of a particular series are payable, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America or such other government, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of any such Government Obligation held by such custodian for the account of the holder of a depository receipt, PROVIDED that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount receiving by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by such depository receipt (Section 101 of each Indenture).

    Unless otherwise provided in the applicable Prospectus Supplement, if after the Trust has deposited funds and/or Government Obligations to effect defeasance or covenant defeasance with respect to Debt Securities of any series, (a) the holder of a Debt Security of such series is entitled to, and does, elect pursuant to Section 301 of either Indenture or the terms of such Debt Security to receive payment in a currency, currency unit or composite currency other than that in which such deposit has been made in respect of such Debt Security, or
(b) a Conversion Event (as defined below) occurs in respect of the currency, currency unit or composite currency in which such deposit has been made, the indebtedness represented by such Debt Security shall be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of (and premium, if any) and interest on such Debt Security as they become due out of the proceeds yielded by converting the amount so deposited in respect of such Security into the currency, currency unit or composite currency in which such Debt Security becomes payable as a result of such election or such cessation of usage based on the applicable market exchange rate (Section 1405 of each Indenture). "Conversion Event" means the cessation of use of (i) a currency, currency unit or composite currency both by the government of the country which issued such currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community, (ii) the ECU both within the European Monetary System and for the settlement of transactions by public institutions of or within the European Communities or
(iii) any currency unit or composite currency other than the ECU for the purposes for which it was established. Unless otherwise provided in the applicable Prospectus Supplement, all payments of principal of (and premium, if any) and interest on any Debt Security that is payable in a foreign currency that ceases to be used by its government of issuance shall be in U.S. dollars (Section 101 of each Indenture).

    In the event the Trust effects covenant defeasance with respect to any Debt Securities and such Debt Securities are declared due and payable because of the occurrence of any Event of Default other than the Event of Default described in clause (d) under "Events of Default, Notice and Waiver" with respect to Sections 1004 to 1008, inclusive, and Sections 1011 and 1012 of either Indenture (which sections would no longer be applicable to such Debt Securities) or described in clause (g) under "Events of Default, Notice and Waiver" with respect to any other covenant as to which there has been covenant defeasance, the amount in such currency, currency unit or composite currency in which such Debt Securities are payable, and Government Obligations on deposit with the applicable Indenture Trustee, will be sufficient to pay amounts due on such Debt Securities at the time of their stated maturity but may not be sufficient to pay amounts due on such Debt Securities at the time of the acceleration resulting from such Event of Default. However, the Trust would remain liable to make payment of such amounts due at the time of acceleration.

    The applicable Prospectus Supplement may further describe the provisions, if any, permitting such defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the Debt Securities of or within a particular series.

CONVERSION RIGHTS

    The terms and conditions, if any, upon which the Debt Securities are convertible into Common Shares or Preferred Shares will be set forth in the applicable Prospectus Supplement relating thereto. Such terms will include whether such Debt Securities are convertible into Common Shares or Preferred Shares, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the holders or the Trust, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such Debt Securities.

GLOBAL SECURITIES

    The Debt Securities of a series may be issued in whole or in part in the form of one or more global securities (the "Global Securities") that will be deposited with, or on behalf of, a depositary identified in the applicable Prospectus Supplement relating to such series. Global Securities may be issued in either registered or bearer form and in either temporary or permanent form. The specific terms of the depositary arrangement with respect to a series of Debt Securities will be described in the applicable Prospectus Supplement relating to such series.

                             DESCRIPTION OF SHARES

GENERAL

    The Trust is authorized to issue 100,000,000 Common Shares with a par value of $.01 per share. Under Maryland law and the Trust's Declaration of Trust (the "Declaration of Trust"), the Trust may increase the aggregate number of authorized Common Shares without shareholder approval. As of March 7, 1997, 31,827,844 Common Shares were outstanding.

    The Trust's Board of Trustees has proposed to amend the Declaration of Trust to authorize the Trust to issue Preferred Shares, $.01 par value per share (the "Preferred Amendment"). The adoption of the Preferred Amendment requires the approval of the Board of Trustees and of the holders of a majority of the Trust's outstanding Common Shares of the form of an amendment to the Declaration of Trust authorizing the Preferred Shares. No Preferred Shares may be issued prior to the adoption of the Preferred Amendment.

    The following statements with respect to the Common Shares and Preferred Shares (being sometimes referred to herein collectively as the "Shares") are subject to the detailed provisions of the Declaration of Trust, the Trust's bylaws and the proposed Preferred Amendment. These statements do not purport to be complete or to give full effect to the terms of the provisions of the statutory or common law and are subject to, and are qualified in their entirety by reference to, the terms of the Declaration of Trust, the Trust's bylaws and the proposed Preferred Amendment.

COMMON SHARES

    Holders of Common Shares are entitled to receive dividends and distributions when and as declared by the Board of Trustees after payment of, or provision for, any cumulated dividends and distributions on and any required redemptions of Preferred Shares then outstanding. Holders of Common Shares have one vote per share and non-cumulative voting rights. The Declaration of Trust establishes the number of Trustees at not less than three nor more than seven and divides the Trustees into three classes to be elected on a staggered basis. Upon liquidation of the Trust, holders of Common Shares would receive their PRO RATA share of the distributable assets of the Trust remaining after the satisfaction of prior preferential rights of Preferred Shares and the satisfaction of all debts and liabilities of the Trust. Holders of Common Shares do not have any preference, conversion, exchange, preemptive or redemption rights.

    Outstanding Common Shares are listed on the American Stock Exchange. American Stock Transfer & Trust Company, New York, New York is the transfer agent for the Common Shares.

PREFERRED SHARES

    The following description of the terms of the Preferred Shares sets forth certain general terms and provisions of the Preferred Shares to which a Prospectus Supplement may relate. Specific terms of any series of Preferred Shares offered by a Prospectus Supplement will be described in that Prospectus Supplement. The description set forth below is subject to and qualified in its entirety by reference to the Articles of Amendment to the Declaration of Trust fixing the preferences, limitations and relative rights of a particular series of Preferred Shares.

    GENERAL. Upon the adoption of the Preferred Amendment, the Board of Trustees would be authorized, without further shareholder action, to provide for issuance of Preferred Shares, in one or more series, with such voting powers and with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions, as the Board of Trustees shall approve.

    The Preferred Shares will have the dividend, liquidation, redemption, conversion and voting rights set forth below unless otherwise provided in the Prospectus Supplement relating to a particular series of Preferred Shares. Reference is made to the Prospectus Supplement relating to the particular series of

Preferred Shares offered thereby for specific terms, including: (i) the title and liquidation preference per share of such Preferred Shares and the number of shares offered; (ii) the price at which such series will be issued; (iii) the dividend rate (or method of calculation), the dates on which dividends shall be payable and the dates from which dividends shall commence to accumulate; (iv) any redemption or sinking fund provisions of such series; (v) any conversion provisions of such series; and (vi) any additional dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions of such series.

    The Preferred Shares will, when issued, be fully paid and nonassessable. Unless otherwise specified in the Prospectus Supplement relating to a particular series of Preferred Shares, each series will rank on a parity as to dividends and distributions in the event of a liquidation with each other series of Preferred Shares and, in all cases, will be senior to the Common Shares.

    DIVIDEND RIGHTS. Holders of Preferred Shares of each series will be entitled to receive, when, as and if declared by the Board of Trustees, out of assets of the Trust legally available therefor, cash dividends at such rates and on such dates as are set forth in the Prospectus Supplement relating to such series of Preferred Shares. Such rate may be fixed or variable or both and may be cumulative, noncumulative or partially cumulative.

    If the applicable Prospectus Supplement so provides, as long as any Preferred Shares are outstanding, no dividends will be declared or paid or any distributions be made on the Common Shares, other than a dividend payable in Common Shares, unless the accrued dividends on each series of Preferred Shares have been fully paid or declared and set apart for payment and the Trust shall have set apart all amounts, if any, required to be set apart for all sinking funds, if any, for each series of Preferred Shares.

    If the applicable Prospectus Supplement so provides, when dividends are not paid in full upon any series of Preferred Shares and any other series of Preferred Shares ranking on a parity as to dividends with such series of Preferred Shares, all dividends declared upon such series of Preferred Shares and any other series of Preferred Shares ranking on a parity as to dividends will be declared PRO RATA so that the amount of dividends declared per share on such series of Preferred Shares and such other series will in all cases bear to each other the same ratio that accrued dividends per share on such series of Preferred Shares and such other series bear to each other.

    Each series of Preferred Shares will be entitled to dividends as described in the Prospectus Supplement relating to such series, which may be based upon one or more methods of determination. Different series of Preferred Shares may be entitled to dividends at different dividend rates or based upon different methods of determination. Except as provided in the applicable Prospectus Supplement, no series of Preferred Shares will be entitled to participate in the earnings or assets of the Trust.

    RIGHTS UPON LIQUIDATION. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Trust, the holders of each series of Preferred Shares will be entitled to receive out of the assets of the Trust available for distribution to shareholders the amount stated or determined on the basis set forth in the Prospectus Supplement relating to such series, which may include accrued dividends, if such liquidation, dissolution or winding up is involuntary, or may equal the current redemption price per share (otherwise than for the sinking fund, if any, provided for such series) provided for such series set forth in such Prospectus Supplement, if such liquidation, dissolution or winding up is voluntary, and on such preferential basis as is set forth in such Prospectus Supplement. If, upon any voluntary or involuntary liquidation, dissolution or winding up of the Trust, the amounts payable with respect to Preferred Shares of any series and any other shares of stock of the Trust ranking as to any such distribution on a parity with such series of Preferred Shares are not paid in full, the holders of Preferred Shares of such series and of such other shares will share ratably in any such distribution of assets of the Trust in proportion to the full respective preferential amounts to which they are entitled or on such other basis as is set forth in the applicable Prospectus Supplement. The rights, if any, of the holders of any series of Preferred Shares to participate in the assets of the Trust remaining after the holders of other series of Preferred Shares have been paid their respective liquidation preferences upon any liquidation dissolution or winding up of the Trust will be described in the Prospectus Supplement relating to such series.

    REDEMPTION. A series of Preferred Shares may be redeemable, in whole or in part, at the option of the Trust, and may be subject to mandatory redemption pursuant to a sinking fund, in each case upon terms, at the times, at the redemption prices and for the types of consideration set forth in the Prospectus Supplement relating to such series. The Prospectus Supplement relating to a series of Preferred Shares which is subject to mandatory redemption shall specify the number of shares of such series that shall be redeemed by the Trust in each year commencing after a date to be specified, together with an amount equal to any accrued and unpaid dividends thereon to the date of redemption.

    If, after giving notice or redemption to the holders of a series of Preferred Shares, the Trust deposits with a designated bank funds sufficient to redeem such Preferred Shares, then from and after such deposit, all shares called for redemption will no longer be outstanding for any purpose, other than the right to receive the redemption price and the right to convert such shares into other classes of capital stock of the Trust. The redemption price will be stated in the Prospectus Supplement relating to a particular series of Preferred Shares.

    Except as indicated in the applicable Prospectus Supplement, the Preferred Shares will not be subject to any mandatory redemption at the option of the holder.

    SINKING FUND. The Prospectus Supplement for any series of Preferred Shares will state the terms, if any, of a sinking fund for the purchase or redemption of that series.

    CONVERSION RIGHTS. The Prospectus Supplement for any series of Preferred Shares will state the terms, if any, on which shares of that series are convertible into Common Shares or another series of Preferred Shares. The Preferred Shares will have no preemptive rights.

    VOTING RIGHTS. Except as indicated in the Prospectus Supplement relating to a particular series of Preferred Shares, or except as expressly required by Maryland law, a holder of Preferred Shares will not be entitled to vote. Except as indicated in the Prospectus Supplement relating to a particular series of Preferred Shares, in the event the Trust issues full shares of any series of Preferred Shares, each such share will be entitled to one vote on matters on which holders of such series of Preferred Shares are entitled to vote.

    Under Maryland law, the affirmative vote of the holders of a majority of the outstanding shares of all series of Preferred Shares, voting as a separate voting group, will be required for (i) the authorization of any class of shares ranking prior to or on parity with Preferred Shares or the increase in the authorized number of any such shares, (ii) any increase in the authorized number of Preferred Shares and (iii) certain amendments to the Declaration of Trust that may be adverse to the rights of Preferred Shares outstanding.

    TRANSFER AGENT AND REGISTRAR. The transfer agent, registrar and dividend disbursement agent for a series of Preferred Shares will be selected by the Trust and be described in the applicable Prospectus Supplement. The registrar for Preferred Shares will send notices to shareholders of any meetings at which holders of Preferred Shares have the right to vote on any matter.

BUSINESS COMBINATION PROVISIONS

    The Declaration of Trust provides that any merger, consolidation or liquidation of the Trust, or any sale of all or substantially all of its assets, must be approved by a majority of the Trustees, and that if any such transaction is with, into or to a Related Shareholder (defined as a person or entity beneficially owning, directly or indirectly, 5% or more of the outstanding Shares), the transaction must be approved by a majority of the Trustees not appointed or nominated by or acting on behalf of the Related Shareholder or an affiliate or associate of the Related Shareholder.

    The Trust, as permitted by Maryland Law, has expressly elected to be governed by the special voting requirement of the Maryland Corporations and Associates Article (the "Special Voting Article"). The Special Voting Article establishes special requirements with respect to "business combinations" between an "interested stockholder" and a Maryland corporation unless exemptions are applicable. Among other things, the Special Voting Article prohibits, for a period of five years, a merger and other specific or similar transactions between a Maryland corporation and an interested stockholder and requires a super majority vote for such transactions after the end of such five-year period. (For the purposes of the Special Voting Article and the Control Share Article (described below), a "Maryland corporation" includes a Maryland real estate investment trust. They are referred to collectively in this section as a "Maryland company.")

    "Interested stockholders" are all persons owning beneficially, directly or indirectly, more than 10% of the outstanding voting stock of a Maryland company. "Business combinations" include any merger or similar transaction subject to a statutory vote and additional transactions involving transfers of assets or securities in specified amounts to interested stockholders or their affiliates. Unless an exemption is available, transactions of these types may not be consummated between a Maryland company and an interested stockholder and, thereafter, may not be consummated unless recommended by the board of the Maryland company and approved by the affirmative vote of at least 80% of the votes entitled to be cast by all holders of outstanding shares of voting stock and 66 2/3% of the votes entitled to be cast by all holders of outstanding shares of voting stock other than the interested stockholder unless, among other things, the company's stockholders receive a minimum price (as defined in the Special Voting Article) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares.

    A business combination with an interested stockholder which is approved by the board of a Maryland company at any time before an interested stockholder first becomes an interested stockholder is not subject to the special voting requirements or fair price provisions of the Special Voting Article. An amendment to a Maryland company's charter electing not to be subject to the foregoing requirements must be approved by the affirmative vote of at least 80% of the votes entitled to be cast by all holders of outstanding shares of voting stock and 66 2/3% of the votes entitled to be cast by holders of outstanding shares of voting stock who are not interested stockholders. Any such amendment is not effective until eighteen months after the vote of stockholders and does not apply to any business combination of a company with a stockholder who was an interested stockholder on the date of the stockholder vote.

    The Trust, as permitted by Maryland law, has also expressly elected to be governed by the control share provisions of the Maryland Corporations and Associates Article (the "Control Share Article"). Under the Control Share Article, "control shares" of a Maryland company acquired in a "control share acquisition" have no voting rights except to the extent approved a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock owned by the acquirer or by officers or directors who are employees of the company. "Control shares" are voting shares of stock which, if aggregated with all other shares of stock previously acquired by such a person, would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power: (i) 20% or more but less than 33 1/3%, or 33 1/3% or more but less than a majority, or (iii) a majority of all voting power. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained shareholder approval. A "control share acquisition" means, subject to certain exceptions, the acquisition of, ownership of, or the power to direct the exercise of voting power with respect to, control shares.

    A person who has made or proposes to make a control share acquisition upon satisfaction of certain conditions (including an undertaking to pay expenses) may compel the board of directors to call a special meeting of shareholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the Maryland company may itself present the question at any shareholders' meeting.

    If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as permitted by the statute, then, subject to certain conditions and limitations, the Maryland company may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value, without regard to voting rights. Fair value shall be determined as of the date of the meeting of the shareholders at which the voting rights of the control shares are considered but not approved. If no such meeting is held, fair value shall be determined as of the date of the last acquisition of control shares by the acquiring person. If voting rights for control shares are approved at a shareholders' meeting and the acquirer becomes entitled to a majority of the shares entitled to vote, all other shareholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid in the control share acquisition, and certain limitations and restrictions otherwise applicable to the exercise of dissenters' rights do not apply in the context of a control share acquisition.

    The Control Share Article does not apply to shares acquired in a merger, consolidation or share exchange if the Maryland company is a party to the transaction, to acquisitions approved or exempted by the charter or bylaws of the Maryland company or to shares acquired before November 4, 1988 or pursuant to a contract entered into before November 4, 1988.

    The foregoing provisions may have the effect of discouraging unilateral tender offers or other takeover proposals which certain shareholders might deem in their interests or pursuant to which they might receive a substantial premium for their Shares. The Control Share Article in particular has the effect of making a unilateral tender offer or other takeover of the Trust more difficult. The provisions could also have the effect of insulating current management against the possibility of removal and could, by possibly reducing temporary fluctuations in market price caused by accumulations of Shares, deprive shareholders of opportunities to sell at a temporarily higher market price.

EXCESS SHARE PROVISIONS

    For the Trust to qualify as a REIT under the Code, in any taxable year, not more than 50% in value of its outstanding Shares may be owned, directly or indirectly, by five or fewer individuals during the last six months of such year, and the Shares must be owned by 100 or more persons during at least 335 days of a taxable year or a proportionate part of a taxable year less than 12 months. In order to meet these and other requirements, the Trustees have the power to redeem or prohibit the transfer of a sufficient number of Shares to maintain or bring the ownership of the Shares into conformity with such requirements. In connection with the foregoing, if the Trustees shall, at any time and in good faith, be of the opinion that direct or indirect ownership of Shares representing more than 10% in value of the total Shares outstanding (the "Excess Shares") has or may become concentrated in the hands of one beneficial owner, the Trustees shall have the power (i) to repurchase from any shareholder of the Trust such Excess Shares and (ii) to refuse to sell, transfer or deliver Shares to any person whose acquisition of such Shares would, in the opinion of the Trustees, result in the direct or indirect beneficial ownership by any person of Shares representing more than 10% in value of the outstanding Shares. The purchase price for any Shares so repurchased shall be at cost or at the last sale price of the Share as of the date immediately preceding the day on which the demand for repurchase is mailed, whichever price is higher. From and after the date fixed for repurchase by the Trustees, and so long as payment of the purchase price for the Shares to be so repurchased shall have been made or duly provided for, the holder of any Excess Shares so called for repurchase shall cease to be entitled to distributions, voting rights and other benefits with respect to such Shares, except the right to payment of the purchase price for the Shares.

    The Declaration of Trust includes an excess share provision to ensure that any rent paid to the trust by a "sister corporation" not become disqualified as rent from real property by virtue of Section 856(d)(2)(B) of the Code. Under these provisions, the Trustees have the power (i) by lot or other means deemed equitable to call for purchase from any shareholder such numbers of Shares as shall be sufficient in the opinion of the Trustees to maintain or bring the direct or indirect ownership of Shares in conformity with the requirements of Section 856(d)(2)(B), and (ii) to refuse to register the transfer of Shares to any person whose ownership would jeopardize the Trust's compliance with Section 856(d)(2)(B). For purposes of this provision, the term "sister corporation" means a corporation the shares of which are owned by exactly or substantially the same persons and in exactly or substantially the same numbers as are the Shares. This provision shall apply even if a "sister corporation" does not exist (i) at the time the Trustees determine that the ownership of Shares has or may become so concentrated, or (ii) at the time the Trustees call Shares for purchase or refuse to register the transfer of Shares. The purchase price for the Shares purchased pursuant thereto shall be equal to the fair market value of such Shares as reflected in the closing price for such Shares on the principal stock exchange on which such Shares are listed or, if such Shares are not listed, then the last bid for the Shares, as of the close of business on the date fixed by the Trustees for such purchase or, if no such quotation is available, as shall be determined in good faith by the Trustees. From and after the date fixed for purchase by the Trustees, the holder of any Shares so called for purchase shall cease to be entitled to dividends, voting rights and other benefits with respect to such Shares, except the right to payment of the purchase price fixed as aforesaid.

    In order to further assure that ownership of the Shares does not become so concentrated, the Declaration of Trust provides that if any transfer of Shares would prevent amounts received by the Trust from a "sister corporation," if one existed, from qualifying as "rents from real property" as defined in Section 856(d) of the Code, by virtue of the application of Section 856(d)(2)(B) of the Code, the transfer shall be void AB INITIO and the intended transferee of such Shares shall be deemed never to have had an interest therein. If this provision is deemed void or invalid by virtue of any legal decision, statute, rule or regulation, then the transferee of such Shares is deemed to have acted as an agent on behalf of the Trust. Furthermore, the Declaration of Trust provides that shareholders shall upon demand disclose to the Trustees in writing such information with respect to their direct and indirect ownership of the Shares as the Trustees deem necessary to determine whether the Trust satisfies the provisions of Sections 856(a)(5) and (6) and Section 856(d) of the Code or the regulations thereunder, as the same shall from time to time be amended, or to comply with the requirements of any other taxing authority.

    Similarly to the business combination provisions, the excess share provisions may deter or render more difficult attempts by third parties to obtain control of the Trust if such attempts are not supported by the Board of Trustees.

TAXATION

    The Trust has elected to be taxed as a REIT under the Code. A REIT which meets certain qualifications is relieved of federal income taxes on ordinary income and capital gains distributed to shareholders. In the opinion of Arent Fox Kintner Plotkin & Kahn, legal counsel for WRIT, the Trust has qualified as a real estate investment trust for the years 1992--1996 and its present and contemplated method of operation will put it in a position to continue to so qualify. David M. Osnos, a trustee, is a partner of such firm.

                      DESCRIPTION OF COMMON SHARE WARRANTS

    The Trust may issue Common Share Warrants for the purchase of Common Shares. Common Share Warrants may be issued independently or together with any other Offered Securities offered by any Prospectus Supplement and may be attached to or separate from such Offered Securities. Each series of Common Share Warrants will be issued under a separate warrant agreement (each, a "Warrant Agreement") to be entered into between the Trust and a warrant agent specified in the applicable Prospectus Supplement (the "Warrant Agent"). The Warrant Agent will act solely as an agent of the Trust in connection with the Common Share Warrants of such series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of Common Share Warrants.

    The applicable Prospectus Supplement will describe the terms of the Common Share Warrants in respect of which this Prospectus is being delivered, including, where applicable, the following: (i) the title of such Common Share Warrants; (ii) the aggregate number of such Common Share Warrants; (iii) the price or prices at which such Common Share Warrants will be issued; (iv) the designation, number and terms of the Common Shares purchasable upon exercise of such Common Share Warrants; (v) the designation and terms of the other Offered Securities with which such Common Share Warrants are issued and the number of such Common Share Warrants issued with each such Offered Security; (vi) the date, if any, on and after which such Common Share Warrants and the related Common Shares will be separately transferable; (vii) the price at which each Common Share purchasable upon exercise of such Common Share Warrants may be purchased; (viii) the date on which the right to exercise such Common Share Warrants shall commence and the date on which such right shall expire; (ix) the minimum and maximum amount of such Common Share Warrants which may be exercised at any one time; (x) information with respect to book-entry procedures, if any;
(xi) a discussion of certain federal income tax considerations; and (xii) any other material terms of such Common Share Warrants, including terms, procedures and limitations relating to the exchange and exercise of such Common Share Warrants.

                              PLAN OF DISTRIBUTION

    The Trust may sell the Offered Securities to one or more underwriters for public offering and sale by them or may sell the Offered Securities to investors directly or through agents. Any such underwriter or agent involved in the offer and sale of the Offered Securities will be named in the applicable Prospectus Supplement.

    Underwriters may offer and sell the Offered Securities at a fixed price or prices, which may be changed, at prices related to the prevailing market prices at the time of sale or at negotiated prices. The Trust also may, from time to time, authorize underwriters acting as the Trust's agents to offer and sell the Offered Securities upon the terms and conditions as are set forth in the applicable Prospectus Supplement. In connection with the sale of Offered Securities, underwriters may be deemed to have received compensation from the Trust in the form of underwriting discounts or commissions and may also receive commissions from purchasers of Offered Securities for whom they may act as agent. Underwriters may sell Offered Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.

    Any underwriting compensation paid by the Trust to underwriters or agents in connection with the offering of Offered Securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable Prospectus Supplement. Underwriters, dealers and agents participating in the distribution of the Offered Securities may be deemed to be underwriters, and any discounts and commission received by them and any profit realized by them on resale of the Offered Securities may be deemed to be underwriting discounts and commissions, under the Securities Act. Underwriters, dealers and agents may be entitled, under agreements entered into with the Trust, to indemnification against the contribution toward certain civil liabilities, including liabilities under the Securities Act.

    If so indicated in the applicable Prospectus Supplement, the Trust will authorize dealers acting as the Trust's agents to solicit offers by certain institutions to purchase Offered Securities from the Trust at the public offering price set forth in such Prospectus Supplement pursuant to delayed delivery contracts ("Contracts") providing for payment and delivery on the date or dates stated in such Prospectus Supplement. Each Contract will be for an amount not less than, and the aggregate principal amount of Offered Securities sold pursuant to Contracts shall be not less nor more than, the respective amounts stated in the applicable Prospectus Supplement. Institutions with whom Contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions but will in all cases be subject to the approval of the Trust. Contracts will not be subject to any conditions except (i) the purchase by an institution of the Offered Securities covered by its Contracts shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject, and
(ii) if the Offered Securities are being sold to underwriters, the Trust shall have sold to such underwriters the total principal amount of the Offered Securities less the principal amount thereof covered by Contracts.

    Certain of the underwriters and their affiliates may engage in transactions with and perform services for the Trust and its subsidiaries in the ordinary course of business.

                                 LEGAL OPINIONS

    The legality of the Offered Securities is being passed upon for the Trust by Arent Fox Kintner Plotkin & Kahn, Washington, D.C. David M. Osnos, a trustee of the Trust, is a partner of Arent Fox Kintner Plotkin & Kahn. Andrews & Kurth L.L.P., Washington, D.C., will act as counsel to any underwriters, dealers or agents.

                                    EXPERTS

    The financial statements for the year ended December 31, 1996 incorporated in this Prospectus by reference to the Trust's Annual Report on Form 10-K for the year ended December 31, 1996 have been so incorporated in reliance on the report of Arthur Andersen LLP, independent public accountants, and the financial statements for the years ended December 31, 1995 and 1994 incorporated in this Prospectus by reference to the Trust's Annual Report on Form 10-K for the year ended December 31, 1996 have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firms as experts in auditing and accounting.

    The historical summary of gross income and direct operating expenses for the year ended December 31, 1995 of Maryland Trade Center I and II included in the Trust's Current Report on Form 8-K dated May 31, 1996, as amended by Amendment No. 1 dated July 25, 1996, incorporated by reference herein, has been so incorporated in reliance on the report dated June 18, 1996 of Stoy, Malone & Company, P.C., also incorporated by reference herein, and on the authority of said firm as experts in auditing and accounting.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    The following table sets forth the expenses in connection with the issuance and distribution of the Securities being registered, other than underwriting discounts and commissions:

Registration fee--Securities and Exchange Commission..............................  $   60,607
Rating agencies fees*.............................................................     100,000
Trustee's fees (including counsel fees)*..........................................       5,000
Accounting fees and expenses*.....................................................     100,000
Legal fees and expenses*..........................................................     150,000
Printing and engraving expenses*..................................................     110,000
Miscellaneous expenses*...........................................................      50,000
                                                                                    ----------
Total.............................................................................  $  575,607
                                                                                    ----------
                                                                                    ----------

------------------------

*   Estimated.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    The Registrant's Declaration of Trust dated April 5, 1996 provides that no Trustee or officer of the Registrant shall be personally liable, in tort, contract or otherwise, in connection with the Registrant's property or the affairs of the Registrant, or on account of his own acts or omissions to the Registrant, or to any shareholder, Trustee, officer or agent thereof except (1) to the extent that it is proved that such trustee or officer actually received an improper benefit or profit in money, property, or services, in which case any such liability shall not exceed the amount of the benefit or profit in money, property, or services actually received; or (2) to the extent that a judgment or other final adjudication adverse to such Trustee or officer is entered in a proceeding based on a finding in the proceeding that such Trustee's or officer's action or failure to act was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. All persons shall look solely to the Registrant's property for satisfaction of claims of any nature in connection with the affairs of the Registrant. The Registrant's Declaration of Trust further provides for the indemnification of the Registrant's Trustees and officers to the fullest extent permitted by Section 2-418 of the Maryland General Corporation Law.

ITEM 16. EXHIBITS

 1.               --  Form of Underwriting Agreement

         (a)        -- Form of Underwriting Agreement for Debt Securities

         (b)        -- Form of Underwriting Agreement for Preferred Shares, Common Shares and Common Share Warrants

 2.               --  Plan of acquisition, reorganization, arrangement, liquidation or succession

         (a)        -- Agreement and Articles of Merger dated June 20, 1996*

 4.               --  Instruments defining the rights of security holders

         (a)        -- Proposed amendment to the Registrant's Declaration of Trust***

         (b)        -- Form of Articles of Amendment setting forth the designations of a series of Preferred Shares ***

         (c)        -- Indenture relating to Senior Securities, dated as of August 1, 1996, between the Registrant and The
                        First National Bank of Chicago, as trustee**

         (d)        -- Form of Indenture relating to Subordinated Securities

         (e)        -- Form of Senior Securities ***

         (f)        -- Form of Subordinated Securities ***

         (g)        -- Form of Common Share Warrant Agreement ***

 5.               --  Opinion of Arent Fox Kintner Plotkin & Kahn re validity of securities registered

12.               --  Statements re computation of ratios

23.               --  Consents of experts and counsel

         (a)        -- Consent of Arthur Andersen LLP

         (b)        -- Consent of Price Waterhouse LLP

         (c)        -- Consent of Stoy, Malone & Company, P.C.

         (d)        -- Consent of Arent Fox Kintner Plotkin & Kahn (counsel): included in Exhibit 5

24.               --  Power of attorney: included on signature page

25.               --  Statement of eligibility of trustee

         (a)        -- Statement of eligibility and qualification on Form T-1 of The First National Bank of Chicago, as
                        Senior Indenture Trustee

         (b)        -- Statement of eligibility and qualification on Form T-1 of Subordinated Indenture
                        Trustee ***

------------------------

* Incorporated by reference to Exhibit 99 to the Registrant's Form 8-B dated July 10, 1996.

** Incorporated by reference to Exhibit 4 to the Registrant's Form 8-K dated August 13, 1996.

*** To be filed by amendment or incorporated by reference in connection with the offering of the Offered Securities.

ITEM 17. UNDERTAKINGS

    (a) The Registrant hereby undertakes:

       (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registrant Statement;

            (i) To include any prospectus required by Section 10(a)(3) of the
                Securities Act;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

          PROVIDED, HOWEVER, that the undertakings set forth in paragraphs
           (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
           Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

       (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant, unless in the opinion of its counsel the matter has been settled by controlling precedent, will submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    The undersigned Registrant hereby undertakes that:

       (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

       (2) For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    The undersigned Registrant hereby undertakes to file an application for purposes of determining the eligibility of the trustee to act under subsection
(a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kensington, State of Maryland, on the 11th day of March, 1997.

                                WASHINGTON REAL ESTATE INVESTMENT TRUST

                                BY:  /S/ EDMUND B. CRONIN, JR.
                                     -----------------------------------------
                                     Edmund B. Cronin, Jr.
                                     PRESIDENT AND CHIEF EXECUTIVE OFFICER

                               POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Edmund B. Cronin, Jr. and Larry E. Finger, and each of them, his true and lawful attorney-in-fact and agent with power of substitution and resubstitution, for him, and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post effective amendments) to this Registration Statement on Form S-3, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done to comply with the provisions of the Securities Act and all requirements of the Commission, hereby ratifying and confirming all that said attorneys-in-fact or either of them, or their or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated:

          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------

     /s/ ARTHUR A. BIRNEY
------------------------------  Chairman of the Trustees      March 11, 1997
       Arthur A. Birney

    /s/ WILLIAM N. CAFRITZ
------------------------------  Trustee                       March 11, 1997
      William N. Cafritz

  /s/ EDMUND B. CRONIN, JR.
------------------------------  Trustee, President and        March 11, 1997
    Edmund B. Cronin, Jr.         Chief Executive Officer

    /s/ BENJAMIN H. DORSEY
------------------------------  Trustee                       March 11, 1997
      Benjamin H. Dorsey

     /s/ LARRY E. FINGER
------------------------------  Senior Vice President and     March 11, 1997
       Larry E. Finger            Chief Financial Officer

     /s/ B. FRANKLIN KAHN
------------------------------  Trustee                       March 11, 1997
       B. Franklin Kahn

      /s/ DAVID M. OSNOS
------------------------------  Trustee                       March 11, 1997
        David M. Osnos

    /s/ STANLEY P. SNYDER
------------------------------  Trustee                       March 11, 1997
      Stanley P. Snyder